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                                                                     Exhibit 1.1



                               CALPINE CORPORATION

                                 Debt Securities

                                 Preferred Stock

                                  Common Stock



                             UNDERWRITING AGREEMENT


                                                                          , 200-





Dear Sirs:

                  1. Introductory. Calpine Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell, among other securities, from time to time certain of its debt securities (the "DEBT SECURITIES"), preferred stock, par value $0.001 per share (the "PREFERRED STOCK"), and common stock, par value $0.001 per share (the "COMMON STOCK"), registered under the registration statement referred to in Section 2(a) (collectively, the "REGISTERED
SECURITIES"), the proceeds of which will not exceed in the aggregate $     . The
Debt Securities will be issued pursuant to a certificate of the board of directors of the Company and under an indenture, dated as of August 10, 2000, as amended to the date hereof and by such director's certificate (the "INDENTURE"), between the Company and Wilmington Trust Company, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Preferred Stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in
Section 3, for resale in accordance with terms of the offering determined at the time of the sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 is hereinafter referred to as the "REPRESENTATIVE"; provided, however, that if the Terms Agreement does not specify any representatives of the Underwriters, the term "Representative," as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters. The Offered Securities shall consist of firm commitment securities ("FIRM SECURITIES") and may, except in the case of Debt Securities, consist of additional securities that the Underwriters may purchase pursuant to an over-allotment option ("OPTIONAL
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SECURITIES") described in Section 3, as set forth in the Terms Agreement. The
Company agrees with the Underwriters as follows:

                  2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, the several Underwriters that:

                           (a)      A registration statement (No. 333-       ),
including a form of prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (the "COMMISSION"), such registration statement, as it may have been amended prior to the date of any Terms Agreement, has become and has been declared effective under the Securities
Act of 1933 (the "SECURITIES ACT") on                  , 200-. Such registration
statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS." No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                           (b)      On the effective date of the registration
statement relating to the Offered Securities, such Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

                           (c)      The Company has been duly incorporated and
is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                           (d)      Each Subsidiary of the Company (x) other
than those Subsidiaries specified in clause (y) of this subparagraph has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; or (y) that is not a corporation is a limited partnership, a limited liability company or business trust, has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its properties and conduct its business as described in the Prospectus; each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or business trust, as the case may be, in good standing in all other jurisdictions in which its
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ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"); all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; except as set forth on Schedule B to the applicable Terms Agreement, the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects; and the Company is not a general partner in any partnership. For purposes of this agreement, "SUBSIDIARY" means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest herein, of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person. For purposes of the definition of "Subsidiary," "VOTING SHARES" means, with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                           (e)      If the Offered Securities are Debt
Securities: the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Indenture has been duly executed and delivered and conforms to the description thereof contained in the Prospectus and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (f)      If the Offered Securities are Preferred
Stock: the Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                           (g)      If the Offered Securities are Common Stock:
the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of the capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                           (h)      If the Offered Securities are convertible
into Common Stock: when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Common Stock in accordance with their terms (if the Offered Securities are shares of Preferred Stock) or the Indenture (if the Offered Securities are Debt Securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly
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authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

                           (i)      Except as disclosed in the Prospectus, there
are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                           (j)      Except as (1) set forth on Schedule B to the
applicable Terms Agreement, and (2) provided for in the Terms Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                           (k)      If the Offered Securities constitute Common
Stock or are convertible into Common Stock, the outstanding shares of Common Stock are listed on the New York Stock Exchange (the "STOCK EXCHANGE") and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) have been approved for listing on the Stock Exchange, subject to notice of issuance. If the Offered Securities are Debt Securities or Preferred Stock, they have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.

                           (l)      No consent, approval, authorization, or
order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act and, if the Offered Securities are Debt Securities, the Trust Indenture Act and such as may be required under state securities laws.

                           (m)      The execution, delivery and performance of
the Indenture (if the Offered Securities are Debt Securities), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are Debt Securities or Preferred Stock, compliance with the terms and provisions thereof and the consummation by the Company of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter, by-laws, memorandum of association, articles of association or other organizational document of the Company or any such Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                           (n)      The Terms Agreement (including the
provisions of this Agreement) and, if the Offered Securities are Debt Securities or Preferred Stock, any Delayed Delivery Contracts have
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been duly authorized, executed and delivered by the Company.

                           (o)      Except as disclosed in the Prospectus, the
Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                           (p)      The Company and its Subsidiaries possess
adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                           (q)      No labor dispute with the employees of the
Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                           (r)      The Company and its Subsidiaries own,
possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                           (s)      Except as disclosed in the Prospectus,
neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                           (t)      Except as disclosed in the Prospectus, there
are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its respective obligations under, or as contemplated by, the Terms Agreement (including the provisions of this Agreement), or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated.

                           (u)      The financial statements included in the
Registration Statement and the

Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                           (v)      The statistical and market-related data
(other than market-related data and statistical data provided by the Company) included in the Registration Statement and Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, it being understood, however, that the Company has conducted no independent investigation of the accuracy thereof.

                           (w)      Except as disclosed in the Prospectus, since
the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (x)      The Company is not and, after giving effect
to the offering, the sale of the Offered Securities, and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                           (y)      Neither the Company nor any of its
Subsidiaries is (i) a "holding company" or a "subsidiary" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA") (except that certain Subsidiaries that are EWGs (as defined herein) or QFs (as defined herein) and Cogeneration Corporation of America are subsidiaries of a holding company), (ii) subject to regulation under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG") that is a "public utility" under the FPA or as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. Section 796 et seq.) ("PURPA"), as contemplated by 18 C.F.R. Section 292.601(c) or (iii) with respect to each of the power generation projects in which the Company or its Subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

                           (z)      Each of the power generation projects in
which the Company or its Subsidiaries has an interest which is subject to the requirements under PURPA and the regulations of the Federal Energy Regulatory Commission ("FERC") promulgated thereunder, as amended from time to time, necessary to be a "qualifying cogeneration facility" and/or a "qualifying small power production facility" meets such requirements.

                           (aa)     The Company is subject to Section 13 or
15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  3. Purchase, Sale and Delivery of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the name of
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any Representative, the principal amount or number of shares to be purchased by each Underwriter, including, but not limited to, the purchase price to be paid by the Underwriters and (if the Offered Securities are Debt Securities or Preferred Stock) the terms of the Offered Securities not already specified, including, but not limited to, interest rate (if Debt Securities), dividend rate (if Preferred Stock), maturity (if Debt Securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representative and the Company agree as the time for payment and delivery (being herein and in the Terms Agreement referred to as the "CLOSING DATE"), the place of delivery and payment and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("DELAYED DELIVERY CONTRACTS") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representative for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("CONTRACT SECURITIES"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent the Representative determines that such reduction shall be otherwise than pro rata and so advises the Company. The Company will advise the Representative not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

         In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of any Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees that it shall sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Unless the Terms Agreement provides otherwise, such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

         If the Offered Securities are Preferred Stock or Common Stock, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, and if the Offered Securities are Debt Securities, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Representative requests.

         If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Property Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for Offered Securities shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Representative, in each case drawn to the order of Calpine Corporation at the office of Covington & Burling (or such other location as the Representative may direct) on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The forms of the Global Securities will be made available for checking at the office of Covington & Burling at least 24 hours prior to the Closing Date.

                  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel to the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                           (a)      The Company will file the Prospectus with
the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representative, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                           (b)      The Company will advise the Representative
promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representative promptly of the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                           (c)      If, at any time when a prospectus relating
to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act and the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at their own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                           (d)      As soon as practicable, but not later than
16 months, after the date of each Terms Agreement, the Company will make generally available to their security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement; and
(iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                           (e)      The Company will furnish to the
Representative copies of each Registration Statement (three of which will be signed and will include all exhibits), any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests, so long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of each Terms Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                           (f)      The Company will arrange for the
qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                           (g)      During the period of five years after the
date of any Terms Agreement, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative and, upon request, to each of the other Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.

                           (h)      During the period of two years after the
later of the Closing Date and the last Optional Closing Date, the Company will not be or become an "investment company" as defined in the Investment Company Act of 1940.

                           (i)      The Company will pay all expenses incident
to the performance of its obligations under the Terms Agreement (including this Agreement), for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment, under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities and related securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters. The Company will reimburse the Underwriters for all travel expenses of the Underwriters and any other expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Registered Securities.

                           (j)      Unless otherwise specified in the applicable
Terms Agreement, for a period of days after the date of any public offering of the Offered Securities, the Company will not, and will not permit its Subsidiaries to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than one or more registration statements (x) on Form S-3 relating solely to the registration of shares issuable upon the sale of transferred employee stock options or (y) on Form S-8) relating to (A) any debt securities issued or guaranteed by the Company and having a maturity of more than one year from date of issue (if the Offered Securities are Debt Securities), (B) any preferred securities, any preferred stock or any other securities of a trust (if the Offered Securities are Preferred Stock), (C) any Preferred Stock or any other security of the Company that is substantially similar to the Offered Securities (if the Offered Securities are Preferred Stock), (D) any shares of common stock of the Company other than shares of common stock issuable upon conversion of the Offered Securities (if the Offered Securities are Common Stock or Preferred Stock) or (E) any other securities which are convertible into, or exchangeable or exercisable for, any of (A) (if the Offered Securities are Debt Securities), (B) or (C) (if the Offered Securities are Preferred Stock), or (D) (if the Offered Securities are Common Stock or Preferred Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative except (i) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (ii) issuances of Company Common Stock pursuant to the exercise of such options, (iii) the exercise of any other employee stock options outstanding on the date hereof, or (iv) the issuance and sale of securities pursuant to this Underwriting Agreement simultaneously with or subsequent to the offering of the Offered Securities.

                  5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                           (a)      On or prior to the date of the Terms
Agreement, the Representative shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and stating to the effect that:

                                    (i)      in their opinion the financial
         statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                                    (ii)     they have performed the procedures
         specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements and in the Exchange Act Reports;

                                    (iii)    on the basis of the review referred
         to in clause (ii) above, a reading of the unaudited pro forma financial statements, selected consolidated financial data and ratio of earnings to fixed charges included in or incorporated by reference in the Registration Statement and inquiries of officials of the Parent who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:


                                    (A) the unaudited pro forma financial,
                           selected consolidated financial data and ratio of earnings to fixed charges statements included in or incorporated by reference in the Registration Statement do not each comply as to form in all material respects with the applicable accounting requirements under the Securities Act;

                                    (B) the unaudited consolidated net revenue,
                           net operating income and summary of earnings, net income and net income per share amounts included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus or the Exchange Act Reports; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenues, or net operating income or in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges and Preferred Stock dividends combined, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                    (iv)     on the basis of their review of the
         unaudited
         pro forma financial statements, selected consolidated financial data and ratio of earnings to fixed charges included in the Registration Statement and inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma financial, selected consolidated financial data and ratio of earnings to fixed charges statements included in the Registration Statement do not each comply as to form in all material respects with the applicable accounting requirements under the Securities Act; and

                                    (v)      they have compared specified dollar
         amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                           (b)      The Prospectus shall have been filed with
the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                           (c)      Subsequent to the execution and delivery of
the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any Debt Securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any Debt Securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Parent on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of book-entry securities in DTC which, in the judgment of a majority in interest of the Underwriters including the Representative, makes it impractical to proceed with sale of and payment for the Offered Securities; or (vi) any outbreak or escalation of major hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                           (d)      The Representative shall have received an
opinion, dated the Closing

Date, of Covington & Burling, counsel for the Company, to the effect that:

                                    (i)      The Company is a corporation duly
         incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and to issue the Offered Securities;

                                    (ii)     (A) If the Offered Securities are
         Debt Securities: the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act, (B) if the Offered Securities are Common Stock: the Offered Securities (other than any Contract Securities) have been duly authorized, are fully paid and nonassessable and conform to the description contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities, (C) if the Offered Securities are Debt Securities: the Offered Securities and the Indenture delivered on the Closing Date conform, and the Contract Securities when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts will conform, to the respective descriptions thereof contained in the Prospectus; (D) if the Offered Securities are Debt Securities: the Indenture delivered on such Closing Date constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms and conforms to the description thereof contained in the Prospectus; (E) the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms; and (F) all conditions precedent (including covenants, compliance with which constitutes conditions precedent) provided for in the Indenture to the authentication and delivery of the Offered Securities have been complied with, and the forms and terms of the Offered Securities have been established in conformity with the provisions of the Indenture; subject, in the case of clauses (D) and (E), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (iii)    If the Offered Securities are
         convertible: the Offered Securities, other than any Contract Securities are, and any Contract Securities, when (if the Offered Securities are Debt Securities) executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts or (if the Offered Securities are Preferred Stock) when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock of the Company in accordance with (if they are Debt Securities) the Indenture or (if they are Preferred Stock) their terms; the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Common Stock into which the Offered Securities are convertible;

                                    (iv)     Except as set forth on Schedule B
         to any

         Terms Agreement relating to common stock or preferred stock, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                                    (v)      The Company is not and, after
         giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940;

                                    (vi)     No consent, approval, authorization
         or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act, and, if the Offered Securities are Debt Securities, the Trust Indenture Act and the respective rules and regulations promulgated under the foregoing, and except for any of the foregoing as may be required under State securities or blue sky laws and the rules and regulations promulgated thereunder;

                                    (vii)    Except as set forth in the
         Prospectus, to such counsel's knowledge, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement);

                                    (viii)   The execution, delivery and
         performance of the Indenture (if the Offered Securities are Debt Securities), the Terms Agreement (including the provisions of this Agreement), and, if the Offered Securities are Debt Securities or Preferred Stock, any Delayed Delivery Contracts, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not (A) violate any statute, rule, regulation or order of which such counsel is aware of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or any of their respective properties, (B) to such counsel's knowledge, breach the provisions of, or cause a default under, any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (C) violate any provision of the charter, by-laws or any other constitutive document of the Company or any such Subsidiary;

                                    (ix)     The Registration Statement was
         declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; such counsel, while not passing upon and not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any amendment thereto or the Prospectus except to the extent specifically set forth in this paragraph (ix), does not believe that any part of the Registration Statement or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or that any part of the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the statements in the Registration Statement and the Prospectus under the captions "Certain United States Federal Income Tax Considerations," "Description of Capital Stock," "Description of the Debt Securities," "Description of Depository Shares," "Description of Purchase Contracts," "Description of Units," "Description of Warrants" and "Description of Trust Preferred Securities," insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion or belief as to the financial statements or other financial or statistical data derived therefrom contained in the Registration Statements or the Prospectus;

                                    (x)      The Terms Agreement (including the
         provisions of this Agreement) and, if the Offered Securities are Debt Securities or Preferred Stock, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                                    (xi)     This Agreement has been duly
         authorized, executed and delivered by the Company.

         For the purposes of this subsection (d) only, the term "Subsidiary" shall have the meaning given to the term "significant subsidiary" in Rule 1-02(w) of Regulation S-X under the Securities Act.

                           (e)      The Representative shall have received an
opinion, dated such Closing Date, of Lisa Bodensteiner, Senior Vice President and General Counsel of the Company, to the effect that:

                                    (i)      Each Subsidiary (x) other than
         those Subsidiaries specified in clause (y) of this Section 6(e)(i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Prospectus or (y) that is not a corporation is a limited partnership, a limited liability company or a business trust, has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as described in the Prospectus; and, in each case, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole; and the Company is not a general partner in any partnership;

                                    (ii)     The Company and each of its
         Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectuses and such counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole;

                                    (iii)    The contracts and agreements of the
         Company and its Subsidiaries and affiliates incorporated by reference in the Prospectus (including in the Exchange Act Reports incorporated by reference in the Prospectus) under the captions "Recent Developments" and "Business - Description of Facilities" conform in all material respects to the descriptions thereof contained in the Prospectus (or such Exchange Act Reports), and the statements under the captions "Executive Officers, Directors and Key Employees," "Executive Compensation," "Business - Project Development," "Legal Proceedings" and "Business - Governmental Regulation," insofar as such statements constitute summaries of the legal matters, documents and governmental proceedings referred to therein are accurate in all material respects and fairly summarize and present the information referred to therein.

                                    (iv)     To such counsel's knowledge, the
         Company (i) is in compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole; and

                                    (v)      To such counsel's knowledge, based
         on the conduct of the Company's business as described in the Prospectus, neither the Company nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary" of a holding company or a "public utility company" under
         Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA") (except that certain Subsidiaries that are EWGs (as defined herein) or QFs (as defined herein) and Cogeneration Corporation of America are subsidiaries of a holding company), (ii) subject to regulation under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG") that is a "public utility" under the FPA or as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978 ("PURPA") contemplated by 18 C.F.R. Section 292.601(c) or (iii) with respect to each of the power generation projects in which the Company or its Subsidiaries has an interest that is a "qualifying facility" under PURPA, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

                  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion of such other counsel shall also be addressed to the Underwriters.

                           (f)      The Representative shall have received from
Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (g)      The Representative shall have received
letters dated no later than the date of the Terms Agreement from the persons specified in the section entitled "Lock-Up" of the Terms Agreement whereby each such person agrees, for the period commencing on such date and ending 90 days after the Closing Date, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Company Common Stock or other securities convertible into or exchangeable or exercisable for any shares of Company Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposal (1) other than as bona fide gift or gifts, provided the donee or donees thereof agree to be bound by the section entitled "Lock-Up" of the Terms Agreement or (2) without the prior written consent of the Representative.

                           (h)      The Representative shall have received a
certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                           (i)      The Representative shall have received a
letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. the Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

                  6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

                           (b)      Each Underwriter will severally and not
jointly indemnify and hold harmless the Company, and their respective directors and officers and trustees and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

                           (c)      Promptly after receipt by an indemnified
party under this Section of
notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                           (d)      If the indemnification provided for in this
Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                           (e)      The obligations of the Company under this
Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

                  7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if Debt Securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if Debt Securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount (if Debt Securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if Debt Securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amount (if Debt Securities) or numbers of shares (if Preferred Stock) of Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or their officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter and the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to
Section 7 or the occurrence of any event specified in clause (ii), (iii), (iv),
(v) or (vi) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                  9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telegraphed
and confirmed or faxed and confirmed to the Representative, c/o                ,
Attention:              , or, if sent to the Company, will be mailed, delivered,
telegraphed and confirmed or faxed and confirmed to it at Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to such Underwriter.

                  10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                  11. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement taken by the Representative jointly or by the Representative will be binding upon all the Underwriters.

                  12. Counterparts. The Terms may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated hereby.

                            [Signature page follows.]

                  If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                     Very truly yours,


                                     CALPINE CORPORATION


                                     By:
                                        --------------------------------
                                     Name:
                                     Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


Acting on behalf of itself and as the Representative of the several Underwriters




By:
   -----------------------------
Name:
Title: